Consent of Independent Registered Public Accounting Firm

To the Board of Trustees
Destra Investment Trust:

We consent to the use of our report dated November 26, 2013, with respect to the financial statements of Destra Dividend Total Return Fund (the Fund within Destra Investment Trust), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Other Service Providers” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
January 28, 2014